Amended and Restated

Schedule I

Series	Fee Rate	Commencement Date

Oppenheimer Large Cap Revenue ETF	0.25%	October 12, 2007
Oppenheimer Mid Cap Revenue ETF	0.25%	October 12, 2007
Oppenheimer Small Cap Revenue ETF	0.25%	October 12, 2007
Oppenheimer Consumer Discretionary Sector Revenue ETF	0.25%	November 18, 2015
Oppenheimer Consumer Staples Sector Revenue ETF	0.25%	November 18, 2015
Oppenheimer Energy Sector Revenue ETF	0.25%	November 18, 2015
Oppenheimer Financials Sector Revenue ETF	0.25%	June 20, 2008
Oppenheimer Health Care Sector Revenue ETF	0.25%	November 18, 2015
Oppenheimer Industrials Sector Revenue ETF	0.25%	November 18, 2015
Oppenheimer Information Technology Sector Revenue ETF	0.25%	November 18, 2015
Oppenheimer Materials Sector Revenue ETF	0.25%	November 18, 2015
Oppenheimer Utilities Sector Revenue ETF	0.25%	November 18, 2015
Oppenheimer ADR Revenue ETF	0.25%	June 20, 2008
Oppenheimer Ultra Dividend Revenue ETF	0.25%	May 23, 2013
Oppenheimer Emerging Markets Revenue ETF	0.25%	November 18, 2015
Oppenheimer Global Growth Revenue ETF	0.25%	November 18, 2014

Oppenheimer ESG Revenue ETF 0.25% October 11, 2016

Oppenheimer Global ESG Revenue ETF 0.25% October 11, 2016

Oppenheimer Global Revenue ETF 0.25% February 14, 2017

Oppenheimer International Revenue ETF 0.25% February 14, 2017

Effective Date: February 14, 2017